                                    AMENDMENT
                                       TO
                             UNDERWRITING AGREEMENT

         THIS AMENDMENT TO UNDERWRITING AGREEMENT is made and entered into on this the 18th day of September, 2001, by and between Southern Farm Bureau Life Insurance Company (hereinafter referred to as the "Insurer"), a Mississippi insurance company, on its own behalf and on behalf of Southern Farm Bureau Life Variable Account and Southern Farm Bureau Life Variable Life Account, each a segregated asset account of the Insurer, and Southern Farm Bureau Fund Distributor, Inc. (hereinafter referred to as the "Distributor), a Mississippi corporation.

         WHEREAS, the Insurer and the Distributor entered into an Underwriting Agreement dated October 5, 1999 (hereinafter referred to as the "Underwriting Agreement"), to facilitate distribution by the Distributor, as principal underwriter, of certain variable insurance products issued by the Insurer and

         WHEREAS, the Insurer and the Distributor desire to amend certain Schedules of the Underwriting Agreement as provided for therein.

         NOW THEREFORE, for and in consideration of the mutual promises of the parties and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Insurer and the Distributor hereby agree as follows:

         1. The Insurer and the Distributor hereby amend Schedule 1 of the Underwriting Agreement by substituting in its place and stead Schedule 1 attached hereto and made a part hereof.

         2. The Insurer hereby amends Schedule 2 of the Underwriting Agreement by substituting in its place and stead Schedule 2 attached hereto and made a part hereof.

         3. Except as hereinabove expressly modified or amended, all of the terms and conditions contained in the Underwriting Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date first set forth above.


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

                   INSURER:

                   Southern Farm Bureau Life Insurance Company

                                      /s/

                   By:_______________________________________
                      Joseph A. Purvis
                      Vice President, General Counsel and Secretary

                   DISTRIBUTOR:

                      Southern Farm Bureau Fund Distributor, Inc.

                                      /s/

                   By:_______________________________________
                      Laurence E. Favreau
                      President





                                   SCHEDULE 1
                            To Underwriting Agreement

         Contracts:

                  Flexible Premium Deferred Variable Annuity

                  Non-Participating Adjustable Premium Variable Life Insurance

         Variable Accounts:

                  Southern Farm Bureau Life Variable Account

                  Southern Farm Bureau Life Variable Life Account








                                   SCHEDULE 2

                            To Underwriting Agreement

Compensation for Flexible Premium Deferred Variable Annuity
Effective October 5, 1999

-------------------------------------------------------------------------------------------------------------
                                              Issue Age 0-70
-------------------------------------------------------------------------------------------------------------
              Yr 1                              Yr 2-7                              Yr 8+
% Prem                 %        % Prem                     %         % Prem                   %
-------------------------------------------------------------------------------------------------------------


                                       3

Fund                            Fund                                 Fund
                      (bp)*                               (bp)*                              (bp)*
-------------------------------------------------------------------------------------------------------------
4.19%                 0         3.75%                     3.0        1.25%                  13.0
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                             Issue Age 71-75
-------------------------------------------------------------------------------------------------------------
              Yr 1                              Yr 2-7                              Yr 8+
% Prem                 %        % Prem                     %         % Prem                   %
Fund                            Fund                                 Fund
                      (bp)*                               (bp)*                              (bp)*
-------------------------------------------------------------------------------------------------------------
3.15%                  0        2.81%                      3.0       0.94%                    13.0
-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                            Issue Age 76-80
-------------------------------------------------------------------------------------------------------------
              Yr 1                             Yr 2-7                               Yr 8+
% Prem                 %        % Prem                     %         % Prem                   %
Fund                            Fund                                  Fund
                      (bp)*                               (bp)*                              (bp)*
-------------------------------------------------------------------------------------------------------------
2.10%                  0         1.88%                         3.0   0.63%                        13.0
-------------------------------------------------------------------------------------------------------------

*bp = basis point; 100 basis points = 1.00%

Compensation for Non-Participating Adjustable Premium Variable Life Insurance Effective September 18, 2001

-----------------------------------------------------------------------------------------------------------------------
                                                  Policy Years 1-10
-----------------------------------------------------------------------------------------------------------------------
                     % Premium up to                                           % Premium in excess
                   Basic Annual Premium                                      of Basic Annual Premium
-----------------------------------------------------------------------------------------------------------------------
                           10%                                                          3%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                   Policy Years 11+
-----------------------------------------------------------------------------------------------------------------------
                     % Premium up to                                           % Premium in excess
                   Basic Annual Premium                                      of Basic Annual Premium
-----------------------------------------------------------------------------------------------------------------------
                            8%                                                          3%
-----------------------------------------------------------------------------------------------------------------------


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